EXHIBIT 10.18

AMENDMENT NO. 2 TO
SOLAR MODULE SUPPLY AGREEMENT

THIS AMENDMENT NO. 2 TO SOLAR MODULE SUPPLY AGREEMENT, dated as of February 6, 2017 (this “Amendment”), by and between SunSpark Technology Inc., a California corporation (“SunSpark”), and SolarMax Technology, Inc., a Nevada corporation (“SolarMax”). SunSpark and SolarMax together shall be referred to as the “Parties” and individually as a “Party”.

WHEREAS, SunSpark and SolarMax are parties to that certain Solar Module Supply Agreement dated as of June 1, 2016 as amended by Amendment No. 1 to Solar Module Supply Agreement dated June 17, 2016 (as amended, the “Agreement”);

WHEREAS, the Parties desire to amend the Agreement, on and subject to the terms of this Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and other good and valuable consideration, the Agreement is amended in the following manner:

1.	Terms of the Amendment.

(a)	The definition of “Modules” in Article I of the Agreement is hereby amended and restated in its entirety to read as follows:

“Modules” shall mean the photovoltaic modules described in Attachment A attached hereto as updated from time to time by the Parties.

(b)	Section 2.02 of the Agreement is hereby amended and restated in its entirety to read as follows:

Section 2.02 Quantity and Price. During the Term, SolarMax, on behalf of itself and its affiliates, agrees to purchase from SunSpark and its affiliates, and SunSpark, on behalf of itself and its affiliates, agrees to supply SolarMax and its affiliates, a 150-megawatt quantity of Modules, at a price per watt to be negotiated from time to time between SolarMax and SunSpark not to exceed 110% of the three month rolling average market price per watt; provided, in any given one-year period during the Term, SolarMax and its affiliates shall purchase no less than a 30-megawatt quantity of Modules.

(c)	The last sentence of Section 2.04 of the Agreement is hereby deleted in its entirety.

(d)	Section 2.10(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

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(c) Certifications. All Modules shall comply with the applicable local certification standards or with the certification standards set forth in UL1703, CEC, FSEC.

2.	Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic mail shall be as effective as delivery of a manually executed counterpart of this Amendment.

3.	Continuing Effect of the Agreement. This Amendment shall not constitute an amendment of any other provision of the Agreement not expressly referred to herein. Except as expressly amended, the Agreement is and shall remain in full force and effect, and this Amendment shall be effective and binding upon SunSpark and SolarMax upon execution and delivery by SunSpark and SolarMax.

4.	Headings. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

5.	Governing Law; Language. The provisions of the Agreement relating to governing law set forth in the Agreement shall apply to this Amendment. This Amendment has been initially written in the English language; in the event of any conflict between the original English version and any translations into other languages, this original English version shall control.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date first written above.

SUNSPARK: SUNSPARK TECHNOLOGY INC.

By:	/s/ Jie Zhang
Name:	Jie Zhang
Title:	Authorized Signatory

SOLARMAX: SOLARMAX TECHNOLOGY, INC.

By:	/s/ David Hsu
Name:	David Hsu
Title:	Chief Executive Officer

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO SOLAR MODULE SUPPLY AGREEMENT]

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